UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2016
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)	EZCORP, Inc. (the "Company") has appointed David McGuire as Deputy Chief Financial Officer and Chief Accounting Officer (principal accounting officer), effective January 11, 2016.
Mr. McGuire, age 37, has been with Ernst &Young, LLP for the past 14 years, most recently serving as Senior Manager in the Financial Accounting Advisory Services practice. Since July 2015, Mr. McGuire has been engaged with the Company, providing project management oversight and technical accounting subject matter expertise in connection with the Company's recently completed restatement of previously issued financial statements. Mr. McGuire joined Ernst & Young in 2001, and has served as core engagement team member in the Dallas and Houston offices for a variety of large public and private clients in the oilfield and drilling services, manufacturing, construction, airline and retail industries. While at Ernst & Young, Mr. McGuire served as a member of the national instructor excellence program, performed internal audit quality inspections for multi-national audit engagements within the U.S., and was a member of the global audit sampling network.
Mr. McGuire received a Bachelors in Business Administration degree and a Masters in Professional Accounting from the McCombs School of Business at the University of Texas at Austin. He is a Certified Public Accountant in Texas and a member of the American Institute of Certified Public Accountants.
Under the terms of his employment, Mr. McGuire will receive an annual salary of $350,000 and a target bonus of 40% of base salary. Mr. McGuire will also be eligible for long-term incentive awards and other benefits typically provided to the Company's vice presidents, including a severance arrangement that provides for salary continuation for a period of six months if the Company terminates his employment without cause. Mr. McGuire will receive a sign-on bonus of $100,000 and rental assistance and relocation benefits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	January 8, 2016	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary